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                                                                    EXHIBIT 10.1


 AMENDMENT TO HADCO CORPORATION'S RETIREMENT PLAN DATED AS OF DECEMBER 2, 1998.

         1. Under Section 1434 of the Small Business Job Protection Act of 1996, the compensation definition for purposes of the limits on contributions and benefits for defined contribution plans has been revised to include, in addition to compensation for which a W-2 must be provided, the amount of elective deferrals under qualified plans and salary reduction contributions to cafeteria plans, for years beginning on or after January 1, 1998. In order to implement these provisions of Section 1434 of SBJPA, the Plan is amended as set out below, effective as of January 1, 1998.

         The definition of "414(q) Compensation" in Section 1.08 of the Plan is amended to read as follows:

         "414(q) Compensation shall mean Compensation increased by elective deferrals as defined in Section 402(g)(3) of the Code and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee under Section 125 of the Code."

         The first paragraph of Section 3.09(a) is amended to read as follows:

         "(a)     Maximum Annual Additions

                  All annual additions made under the provisions of this Article III within any Plan Year and with respect to any Participant shall not exceed the lesser of:

                  (i) Thirty thousand dollars ($30,000.00) or, if greater, one-fourth of the dollar limitation in effect under
                           Section 415(b)(1)(A) of the Code, or

                  (ii) for Plan Years ending on or before December 31, 1997, 25% of the Participant's Compensation for such Plan Year, or for Plan Years beginning on or after January 1, 1998, 25% of the Participant's 414(q) Compensation for such Plan Year."

         2. Section 1704(n) of the Small Business Job Protection Act of 1996 also included certain requirements for making up contributions for veterans who leave


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employment for relatively short periods of military service and who are re-employed by the company pursuant to the Uniformed Services Employment and Reemployment Rights Act (USERRA). Under Revenue Procedure 96-49, the IRS provided model amendments which can be adopted to implement the requirements of USERRA as incorporated into Section 414(u) of the Code. The following amendment is adopted pursuant to the provisions of Rev. Proc. 96-49.

         A new Section 3.12 is added to the Plan effective as of October 13, 1996 to read as follows:

         "3.12    CONTRIBUTIONS UNDER USERRA

                  Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with
                  Section 414(u) of the Internal Revenue Code."


         3. The following amendment has been requested by the IRS in order to clarify that an Employee who is absent from work on account of maternity or paternity leave will not be deemed to have incurred a period of severance for purposes of determining eligibility to participate in the plan on account of such leave.

         The second sentence of the second paragraph of Section 2.01 of the Plan is hereby amended to read as follows:

         "A period of severance shall mean a period of time during which the Employee is no longer employed by the Employer, and shall begin on the earlier of (i) the date on which the Employee quits, retires, is discharged or dies or (ii) the first anniversary of the first day of a period in which the Employee remains absent from service (with or without pay) with the Employer for any reason other than quit, retirement, discharge or death, such as on account of vacation, holiday, sickness, disability, leave of absence or layoff; provided, however, that "second anniversary" shall be substituted for "first anniversary" under this clause (ii) for an Employee who is absent from service beyond the first anniversary of the first day of absence by reason of the pregnancy of the individual, the birth of a child of the individual, the placement of a child with the individual in connection with the adoption of such child by such individual, or for purposes of caring for such child for a period beginning immediately following such birth or placement."

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         5. The following amendments have been requested by the IRS in order to clarify that qualified non-elective contributions are fully vested when made, and that the distribution rules under Section 4.04 of the Plan apply to such contributions.

         Section 3.04 of the Plan is amended to read as follows:

         "Qualified Non-elective Contributions shall be paid to the Trustee as soon a pacticable after the end of the Plan Year, but in any event not later than the due date for the Employer's federal income tax return for the Fiscal Year which ends within such Plan Year, including extensions, shall be allocated to the 401(k) Accounts of Participants on whose behalf the contributions are made, and shall be fully vested when made."

         Section 4.04 shall be amended by inserting the words "(including 401(k) and Qualified Non-Elective Contributions)" after the reference to "401(k) Accounts" in the title and in the introductory paragraph of said Section.


         5. Section 10.07(c) must be amended to clarify that "five percent owner" is to be defined by reference to Section 416(i) of the Code.

         Section 10.07(c) is amended by adding the following sentence to the end thereof:

         "The determination of who is a five percent owner shall be made in accordance with Section 416(i) of the Code and the regulations thereunder."


         6. The reference in Section 6.05 to "Section 1.42" shall be corrected to refer to "Section 1.43", and the reference in Section 10.07(e)(ii) to "subsection 10.07(f)" shall be corrected to refer to "Section 10.07(e)".




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